Exhibit 99.1

PRELIMINARY

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

EASTERLY ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Darrell W. Crate and Avshalom Kalichstein as proxies, acting singly, each with the power of substitution and revocation, to attend and to represent the undersigned at the Special Meeting of Stockholders of Easterly Acquisition Corp., a Delaware corporation (“Easterly”), to be held at [                                 ], on [            ], [                ], 2018 at 10:00 a.m., Eastern time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of Easterly the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card.  The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY.

Please mark vote in box in the following manner:	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

	For	Against	Abstain
(1)

Proposal No. 1 — The Merger Proposal — To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 23, 2018 (as it may be amended from time to time, including pursuant to the First Amendment to Agreement and Plan of Merger and Sponsor Letter, dated as of August 29, 2018 (the ‘‘Merger Agreement’’), by and among Easterly, Sirius International Insurance Group, Ltd. (‘‘Sirius Group’’) and Sirius Acquisitions Holding Company III, a wholly owned subsidiary of Sirius Group (‘‘Merger Sub’’), and the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Easterly with Easterly surviving the merger as a wholly owned subsidiary of Sirius Group (the ‘‘Merger’’).

	☐	☐	☐

Redemption Rights

Intention to Exercise Redemption Rights — If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the proxy statement under the heading “Special Meeting of Easterly Stockholders — Redemption Rights.”

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Shareholder Certification

Shareholder Certification — I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholders with respect to the shares of common stock of Easterly owned by me in connection with the proposed Merger.

☐

	For	Against	Abstain
(2)

Proposal No. 2 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Easterly special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the Easterly special meeting, there are not sufficient votes to approve one or more proposals presented to Easterly’s stockholders for vote at such special meeting.

	☐	☐	☐

Date:	, 2018

Signature

Signature (if held Jointly)

When shares are held by joint tenants, both should sign. When signing as an attorney executor, administrator, trustee or guardian, please give full title as such. If a partnership, please sign in full partnership name by an authorized officer. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the above-signed stockholder(s).